Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2009, included in the joint proxy statement of TorreyPines Therapeutics, Inc. and Raptor Pharmaceuticals Corp. that is made a part of the Registration Statement (From S-4) and Prospectus of TorreyPines Therapeutics, Inc. for the registration of 303,982,102 shares of its common stock.

/s/    Ernst & Young LLP

San Diego, California

August 18, 2009